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                                                                   Exhibit 10.1

                                    FORM OF
                                    -------
                              EMPLOYMENT AGREEMENT
                              --------------------

          THIS EMPLOYMENT AGREEMENT, dated as of __________ 1996, between Mastech corporation, a Pennsylvania corporation, with its principal executive offices at 1004 McKee Road, Oakdale, Pennsylvania 15071 (the "Company"), and_________________, an individual and resident of Allegheny County, Pennsylvania (the "Executive").

          WHEREAS, the Executive is and has been employed by the Company and is currently Co-Chairman and Chief Executive Officer of the Company;

          WHEREAS, the Company and the Executive desire to set forth in this Agreement the terms on which the Company will continue to employ the Executive and the Executive agrees to be employed by the Company;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, and intending to be legally bound hereby, the Company and the Executive hereby agree as follows:

      1.  Position and Duties.
          -------------------

          a. The Company agrees to, and hereby does, continue to employ the Executive for the term of this Agreement to render services to the Company as Co-Chairman and Chief Executive Officer of the Company, and in connection therewith, to perform such duties as the Executive is now performing and such other duties commensurate with such positions as the Executive may reasonably be directed to perform by the Board of Directors. The Executive shall have the right to devote a reasonable amount of time to (i) industry, community or charitable organizations, and (ii) the management of personal investments, so long as such activities do not
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interfere or conflict with the performance by the Executive of his obligations hereunder. Subject to the provisions of Section 8, Section 9 and Section 10 hereof, the Executive may serve as a director of other companies with the consent of the Board of Directors of the Company, which consent shall not be unreasonably withheld.

          b. The Executive hereby accepts such employment and agrees faithfully to perform to the best of his ability the duties described in Section l(a).

     2.   Term.  Subject to Section 4 hereof, the term of employment of the
          ----
Executive under this Agreement shall commence on the closing date of the initial public offering of the Company's Common Stock (the "Effective Date") (at which time this Agreement shall become effective) and shall terminate on the last day of the calendar month which is 24 calendar months after the Effective Date. Commencing on the last day of the first full calendar month after the Effective Date and on the last day of each succeeding calendar month, the term of this Agreement shall be automatically extended without further action by either party for one additional calendar month unless one party notifies the other in writing that such party does not wish to extend the term of this Agreement. In the event that such notice shall have been delivered, the term hereof shall no longer be subject to automatic extension and the term hereof shall expire on the date which is 24 calendar months after the last day of the month in which such written notice is received. (The last day of the calendar month in which the term hereof, as extended from time to time, shall end is hereinafter referred to as the "Expiration Date").

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     3.   Compensation.  In consideration for the Executive's agreements
          ------------
contained herein, and as compensation to the Executive for the performance of the services required hereunder, the Company shall pay or grant to him the following salary and other compensation and benefits:

          a. a base salary, payable in equal installments not less frequently than monthly, at an annual rate of not less than $400,000 per year, such amount to be determined from time to time by the Board of Directors or an appropriate committee thereof, provided, however, that the Executive's base salary shall be periodically reviewed by the Board of Directors and shall be increased if the Board of Directors determines that an increase is appropriate on the basis of the types of factors it generally takes into account in increasing the salaries of executive officers of the Company;

          b. an annual incentive compensation payment (bonus) of not less than $200,000, the precise amount to be determined by the Board of Directors and payable to the Executive no later than April 15 of each calendar year for the prior year; provided that payment of all or a portion of such bonus may be made subject to the attainment of reasonable Company, business unit or individual performance goals;

          c.  such other awards under the Company's 1996 Stock Incentive
Plan (the "Plan") or under any other stock option, incentive compensation or other compensation plan, program or arrangement now existing, or hereafter adopted and applicable to executive officers of the Company, as the Board of Directors, or an appropriate committee thereof administering such plan, program or arrangement, may determine appropriate in light of the duties and responsibilities of the Executive in respect to other executive officers;

                                       3
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          d.  participation on the same terms and conditions as all other employees in all employee benefit plans, whether or not qualified within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as may be amended from time to time (the "Code"), as may be now or hereafter sponsored or maintained for all employees of the Company, and participation on the same terms and conditions as other executive officers in such other plan, program or arrangement as may be now or hereafter sponsored or maintained for executive officers of the Company;

          e. reimbursement for reasonable travel and other expenses incurred by Executive in performing his obligations hereunder pursuant to the terms and conditions of the Company's policy in respect thereto; and

          f. reasonable vacations, absences on account of temporary illness and fringe benefits customarily enjoyed by employees or officers of the Company under the terms and conditions of the Company's policy in respect thereto.

          Nothing contained in this Agreement shall prevent the Board of Directors from amending or otherwise altering the Plan, or any other plan, program or arrangement so long as such amendment or alteration (i) is accomplished pursuant to the terms thereof as in effect on the Effective Date or on the date such is adopted, if later, and (ii) equitably affects all employees, executive or otherwise, previously covered thereunder.

     4.  Termination of Employment.  This Agreement shall terminate upon the
         -------------------------
Expiration Date or upon the death of the Executive. The Company may terminate this Agreement prior to the Expiration Date (and the Executive's employment hereunder shall terminate) for "Disability"

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or "Cause". Termination of this Agreement by the Company for any reason not set forth in the two preceding sentences shall not be deemed a permitted termination and shall be deemed a breach of this Agreement. In the event of any termination of this Agreement prior to the Expiration Date, whether a permitted termination or otherwise, the provisions of Section 5 of this Agreement shall determine the amount, if any, of any compensation thereafter due the Executive in respect to such termination.

          As used in this Agreement, the following terms shall have the meanings set forth:

          a.  Disability.  If, as a result of the Executive's incapacity due
              ----------
to physical or mental illness, the Executive shall have been absent from his duties with the Company on a full-time basis for six consecutive months, and within thirty days after written notice of termination is given by the Company, the Executive shall not have returned to the full-time daily performance of his duties, the Executive shall be deemed to have experienced a Disability and the Company may terminate the Executive's employment. The Executive shall be entitled to leaves of absence from the Company in accordance with the Company's policy generally applicable to executives for illness or other temporary disabilities for a period or periods not exceeding an aggregate of six months in any calendar year, and his compensation and status as an employee hereunder shall continue during any such period or periods.

          b.  Cause.  Termination by the Company of employment for "Cause"
              -----
shall mean termination upon:

          (i) the willful and continued failure by the Executive to substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness), after a written demand for

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     substantial performance is delivered to the Executive by the Board of
     Directors which specifically identifies the manner in which the Board of Directors believes that the Executive has not substantially performed his duties, and which failure has not been cured within thirty days after such written demand; or

          (ii) the willful and continued engaging by the Executive in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; or

          (iii) the breach by the Executive of the Non-Competition clause in
     Section 8, the Confidentiality clause in Section 9, or the Non-Solicitation clause in Section 10 hereof.

For purposes of this Subsection (b), no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive in bad faith and without reasonable belief that such action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of at least 80% of the directors then serving (after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before the Board of Directors), finding that in the good faith opinion of the Board of Directors the Executive was guilty of conduct set forth above in clauses (i), (ii) or (iii) of the first sentence of this Subsection (b) and specifying the particulars thereof in detail.

          c.   Notice of Termination.  Any purported termination by the Company
               ---------------------
shall be communicated by written Notice of Termination to the Executive in accordance with Section

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13 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination, resignation or retirement provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination, resignation or retirement under the provision so indicated.

          d.   Date of Termination, Etc.  "Date of Termination" shall mean (i)
               ------------------------
if the Executive's employment is terminated for Disability, thirty days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time daily basis during such thirty-day period), and (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which shall not be less than thirty days nor more than sixty days, from the date such Notice of Termination is given) and provided that if within thirty days after any Notice of Termination is given the Executive and the Executive has notified the Company that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected). Any party giving notice of a dispute shall pursue the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Executive will be entitled to indemnification under Section 7 hereof and the Company will continue to pay the Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary) and continue the Executive as a participant in all compensation, employee benefit and insurance plans, programs

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and arrangements in which the Executive was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Subsection (d).

     5.   Compensation Upon Termination.
          -----------------------------

          a.   Death.  If the Executive's employment hereunder terminates by
               -----
reason of his death, the Company shall be obligated to pay to his surviving widow, or to his legal representatives if he leaves no surviving widow or if his surviving widow dies prior to fulfillment of the Company's obligations, (i) the Executive's then current base salary for a twelve (12) month period commencing on the first day of the month following the Executive's death, or until the Expiration Date, whichever shall be the first to occur, and (ii) any benefits to which the Executive is entitled under any insurance policies on the life of the Executive, under the Company's insurance programs and other employee benefit plans, programs and arrangements then in effect and under the Company's pension plan for salaried employees, if any.

          b.   Disability.  If the Executive's employment hereunder terminates
               ----------
by reason of his Disability, the Company shall (i) continue to pay to the Executive, in accordance with the payroll practices of the Company in effect prior to the Date of Termination, the Executive's then current base salary for thirty-six (36) months after the Date of Termination, reduced by any benefits to which the Executive may be entitled under any Company sponsored disability income or income protection plan, policy or arrangement, the premiums for which are paid by the Company, and (ii) for each of the three years after the Date of Termination an amount equal to the highest annual bonus that the Executive received in the three years prior to the Date of Termination, payable each year in a lump sum at approximately the same time as annual bonuses

                                       8
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were paid by the Company in the year prior to the Date of Termination. If the
Executive dies prior to the date on which such additional amounts would have ceased to be payable under this Subsection (b), the amount that would have been payable by the Company had he lived shall continue to be paid by the Company to his surviving widow, for a period of 12 months following the Executive's death, at the same times and rates as it would have been payable to him.

          c.   Cause.  If the Executive's employment hereunder is terminated by
               -----
the Company for Cause, the Company shall pay to the Executive his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further obligations to the Executive under this Agreement.

          d.   Voluntary Resignation or Retirement.  In the event the Executive
               -----------------------------------
retires or resigns other than because of a material breach of this Agreement by the Company, the Company shall pay to the Executive his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and, except as provided in Section 6, the Company shall have no further obligations to the Executive under this Agreement.

          e.   Other.  If the Executive's employment hereunder is terminated
               -----
(1) by the Company other than for Cause or Disability, or (2) by the Executive because of a material breach by the Company of this Agreement, then the Executive shall be entitled to the benefits provided below:

          (i) the Company shall pay the Executive his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given;

          (ii) in lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay as severance pay to
                                       9
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     the Executive, not later than the fifteenth day following the Date of
     Termination, a lump sum severance payment equal to the Executive's full base salary for the then remaining term of this Agreement (without regard to the date of such Notice of Termination) at the rate then in effect, discounted to present value at a discount rate of 7% per annum applied to each future payment from the time it would have become payable;

          (iii) in lieu of shares of common stock issuable upon exercise of out-standing stock options ("Options"), if any, or any stock appreciation rights ("SAR"), if any, whether or not such Options or SARs are vested pursuant to their respective terms, granted to the Executive under the Plan or another of the Company's stock option or stock appreciation rights plans, or otherwise (which Options and SARs shall be canceled upon the making of the payment referred to below), the Executive shall receive, not later than the fifteenth day following the Date of Termination, an amount in cash equal to the product of (i) the difference (to the extent that such difference is a positive number) obtained by subtracting the per share exercise price of each (1) Option and (2) SAR held by the Executive, whether or not then fully exercisable, from the closing price of the Common Stock (the "Closing Price") as reported on the National Association of Securities Dealers Automatic Quotation/National Market System, or such similar national quotation system or stock exchange on the Date of Termination (or if not traded on the Date of Termination, the closing price on the preceding business day on

                                      10
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     which the Common Stock traded), and (ii) the total number of shares of
     Common Stock held by the Executive and covered the Options and SARs;

          (iv) the Company shall also pay directly as incurred or reimburse the Executive, upon demand, all legal fees and expenses incurred by the Executive in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Internal Revenue Code (the "Code") to any payment or benefit provided hereunder;

          (v) for the remainder of the Executive's life, the Company shall arrange to provide the Executive with and shall pay the cost or premiums when due for disability and health-and-accident insurance benefits substantially similar to those which the Executive is receiving immediately prior to the Notice of Termination;

          (vi) the payments under this Subsection (e) are intended by the parties to be due and payable under the circumstances of a termination for the reasons set forth above whether or not such circumstances are preceded by a change in control of the Company. If, notwithstanding the intentions of the parties, it is asserted by any governmental agency, in any tax audit, administrative proceeding or otherwise, that any payments provided under this Section 5(e) (the "Severance Payments") are or will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any successor provision thereto) and/or that a federal income tax deduction for amounts paid as Severance Payments will not be

                                      11
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     allowed to the Company for any year by reason of Section 28OG of the Code
     (or any successor provision thereto), the Executive may contest or refute such assertion with respect to the Excise Tax in any appropriate forum (the "Executive's Contest") and the Company shall diligently and vigorously contest or refute such assertion with respect to the disallowance of such deduction in all administrative proceedings and in the federal district court or the Tax Court, whichever shall have jurisdiction (the "Company's Contest"). The Executive's Contest and the Company's Contest shall be conducted and presented separately unless the Executive, in his discretion but with the consent of the Company, joins in the Company's Contest. In any event, the Executive shall be entitled to retain attorneys and other experts deemed necessary or appropriate by the Executive to the proper presentation of the Executive's Contest and shall not be compelled by the Company to compromise, settle or otherwise terminate the Executive's Contest without his written consent thereto. The Company and the Executive shall cooperate one with the other and each shall provide to the other copies of all documents relevant to or useful in connection with either the Executive's Contest or the Company's Contest as may reasonably be requested by the other. The Executive shall attend any hearing, deposition or other proceeding at which his attendance in person is material to the Company's Contest. The Company shall cause the appropriate authorized officer or officers of the Company to attend any hearing, deposition or other matter at which the Company's appearance is requested by any party; and

                                      12
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          (vii)  The payments provided for in this Subsection (e), shall be made not later than the thirtieth day following the Date of Termination, provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the sixtieth day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

          f. The Executive shall not be required to mitigate the amount of any payment provided for in this Section 5 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 5 be reduced by any compensation earned by the Executive as the result of employment by another employer, or otherwise. Notwithstanding the preceding sentence, benefits otherwise receivable by the Executive pursuant to Section 5(e)(v) above shall be reduced to the extent comparable benefits are actually received by the Executive from the plan or plans of any subsequent employer or from any program maintained by any governmental body not requiring contribution by the Executive, and any such benefits actually received by the Executive shall be reported to the Company.

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          g.   The Executive hereby acknowledges and agrees that neither the
Company nor any of its representatives or agents will be obligated to pay any compensation or benefit which the Executive has a right to be paid or provided to him or his dependents pursuant to this Section 5, unless the Executive, if requested by the Company in its sole discretion, executes a release in a form reasonably acceptable to the Company, which releases any and all claims the Executive or his estate has or may have against the Company or its subsidiaries, agents, officers, directors, successors or assigns by reason of this Agreement or his employment by the Company or the termination of that employment.

     6.   Retirement
         ----------

          Nothing contained in this Agreement shall be deemed to limit the Executive's ability to retire for any reason and to receive benefits under the Company's retirement policies and pension plan for salaried employees, if any, and to thereby receive all benefits for which he is eligible under such plans and any other plan, program or arrangement relating to retirement.

     7.  Indemnification
         ---------------

         a. The Company shall indemnify and hold harmless to the full extent not prohibited by law, as the same exists or may hereinafter be amended, interpreted or implemented (but, in the case of any amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the Company is permitted to provide prior to such amendment), the Executive or his estate if made a party to, or threatened to be made a party to, or is otherwise involved in (as a witness or otherwise) any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether or not by

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or in the right of the Company or otherwise (hereinafter, a "proceeding"), by reason of the fact that he, or a person of whom he is the heir, executor, or administrator, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer or trustee of another Company or of a partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to employee benefit plans), or where the basis of such proceeding is any alleged action or failure to take any action by the Executive while acting in an official capacity as a director or officer of the Company or in any other capacity on behalf of the Company, against all expenses, liability and loss, including but not limited to attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement whether with or without court approval, actually incurred or paid by the Executive in connection therewith.

          b. Notwithstanding the foregoing, and except as provided in Section 7(e) below, the Company shall indemnify the Executive seeking indemnification in connection with a proceeding (or part thereof) initiated by the Executive only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company.

          c. Subject to the limitation set forth above concerning proceedings initiated by the Executive, the right to indemnification conferred in this
Section 7 shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding (or part thereof) or in enforcing his rights under this Section 7 in advance of the final disposition thereof promptly after receipt by the Company of a request therefor stating in reasonable detail the expenses incurred; provided, however, that to the extent required by law, the payment of such expenses incurred by the Executive in advance of the final disposition of a

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proceeding shall be made only upon receipt of an undertaking, by or on behalf of the Executive, to repay all amounts so advanced if and to the extent it shall ultimately be determined by a court that he is not entitled to be indemnified by the Company under this Section 7, or in the case of a criminal action, the majority of the Board of Directors so determines that he is not entitled to be indemnified by the Company, or otherwise.

          d. The right to indemnification and advancement of expenses provided herein shall continue as to the Executive after he has ceased to be employed by the Company or to serve in any of the other capacities described herein, and shall inure to the benefit of his heirs, executors and administrators.

          e. Any dispute related to the right to indemnification, contribution or advancement of expenses as provided under this Section 7, that the Company has undertaken to submit to a court for adjudication, shall be decided only by arbitration in the metropolitan area in which the principal executive offices of the Company are located at the time, in accordance with the commercial arbitration rules, then in effect, of the American Arbitration Association, before a panel of three (3) arbitrators, one of whom shall be selected by the Company, the second of whom shall be selected by the Executive and the third of whom shall be selected by the other two (2) arbitrators. In the absence of the American Arbitration Association, or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, or if one of the parties fails or refuses to select an arbitrator or if the arbitrators selected by the Company and the Executive cannot agree on the selection of the third arbitrator within thirty (30) days after such time as the Company and the Executive have each been notified of the selection of

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the other's arbitrator, the necessary arbitrator(s) shall be selected by the presiding judge of the court of general jurisdiction in such metropolitan area.

          f. The Company shall reimburse the Executive for the expenses (including attorneys' fees and disbursements) incurred in successfully prosecuting or defending such arbitration.

          g. Any award entered by the arbitrators shall be final, binding and non-appealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of a final disposition conferred in this Section 7 shall not be deemed exclusive of any other rights to which the Executive may be entitled under the articles of incorporation, any bylaw, agreement, vote of shareholders, vote of directors or otherwise, both as to actions in his official capacity and as to actions in any other capacity while holding that office.

     8.  Non-Competition.  During the term of this Agreement and for two years
         ---------------
after the Date of Termination, including without limitation termination by the Company for cause or without cause, the Executive shall refrain from competing with the Company or any subsidiary of the Company except with the Company's prior written consent. The phrase "refrain from competing with the Company or any subsidiary of the Company" shall mean that the Executive will not engage, directly or indirectly (including, by way of example only, as a principal, partner, venturer, employee or agent) nor have any direct or indirect interest in any enterprise (a "Competing Enterprise") which competes with the Company or any subsidiary thereof by providing information technology consultants to clients on an independent contractor basis. It is agreed that the foregoing provisions shall not restrict the Executive from either (i) being a director of or having any investments or other interests in an enterprise which is not a competing enterprise, or (ii) having any investments in any competing enterprise the stock of which is listed on a national securities exchange or traded publicly over-the-counter so long as such investment does not give the Executive more than five percent (5%) of the voting stock of such enterprise.

     9.   Non-Solicitation of Customers and Suppliers.  Executive agrees that
          -------------------------------------------
during his employment with the Company he shall not, directly or indirectly, solicit the trade of, or trade with, any customer, prospective customer, supplier, or prospective supplier of the Company for any business purpose other than for the benefit of the Company. Executive further agrees that for two (2) years following termination of his employment with the Company, including without limitation termination by the Company for cause or without cause, Executive shall not, directly or indirectly, solicit the trade of, or trade with, any customers or suppliers, or prospective customers or suppliers, of the Company except in instances where the Company has not solicited the potential client in the past or where the services proposed to be offered by the Executive are not then offered by the Company.

     10.  Non-Solicitation of Employees.  Executive agrees that, during his
          -----------------------------
employment with the Company and for two (2) years following termination of Executive's employment with the Company, including without limitation termination by the Company for cause or without cause, Executive shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce,

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any employee of the Company to leave the Company for any reason whatsoever, or hire any employee of the Company.

     11.  Confidentiality.  The Executive agrees:
          ---------------

          a. To keep secret all confidential matters of the Company and its subsidiaries and affiliates and not to disclose them to anyone outside the Company or its subsidiaries and affiliates, either during or after his employment with the Company, except with the Company's prior written consent or as required by law; and

          b. To deliver promptly to the Company on termination of Executive's employment with the Company all memoranda, notes, records, reports and other documents (and all copies thereof) with respect to any such confidential matters and other proprietary information (such as customers lists, suppliers lists, etc.) which the Executive may then possess or have under his control.

          For purposes of this Section 11, all information which is not publicly available shall be deemed to be confidential and covered by the foregoing provisions.

     12.  Arbitration.  Any disputes hereunder shall be settled by arbitration
          -----------
in Pittsburgh, Pennsylvania under the auspices of, and in accordance with the rules of, the American Arbitration Association, and the decision in such arbitration shall be final and conclusive on the parties and judgment upon such decision may be entered in any court having jurisdiction thereof.

     13.  Notices.  All notices and other communications which are required or
          -------
may be given under this Agreement shall be in writing and shall be delivered personally or by registered or certified mail addressed to the party concerned at the following addresses:

               If to the Company:

                    Mastech Corporation
                    1004 McKee Road
                    Oakdale, PA 15071

               If to the Executive:


or to such other address as shall be designated by notice in writing to the other party in accordance herewith. Notices and other communications hereunder shall be deemed effectively given when personally delivered, or, if sent by overnight courier, upon receipt, or, if mailed, 48 hours after deposit in the United States first class mail, postage prepaid.


     14. Miscellaneous.
         -------------

         a. This Agreement supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof.

          b. (i) This Arrangement shall inure to the benefit of the Executive's heirs, representatives or estate to the extent stated herein.

             (ii) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the

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Company would be required to perform if no such succession had taken place.  As used in this Agreement, "Company" shall mean the Company as defined in the preamble to this Agreement and any successor to its business or assets which executes and delivers the agreement provided for in this Subsection 14 (b) (ii) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          c. This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provisions hereof shall in no manner affect the right at a later time to enforce such provisions thereafter. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach or a waiver of the breach of any other term or covenant contained in this Agreement.

          d. In the event any one or more of the covenants, terms or provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, terms and provisions contained herein shall be in no way affected, prejudiced or disturbed thereby.

          e. This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except as provided in Subsection 14(b) above. Without limiting the foregoing, the Executive's right to receive payments hereunder shall not be assignable or

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

transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his will or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this Subsection 14(e) the Company shall have no liability to pay any amount so attempted to be assigned or transferred.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

ATTEST:                       MASTECH CORPORATION:

By:________________________   By:_________________________
   Secretary                     Ashok Trivedi
                                 Co-Chairman and President


WITNESS:                      EXECUTIVE:



___________________________   ____________________________

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